EXHIBIT 4(iii) and 10

AMENDMENT NO. 1

TO

THE CREDIT AGREEMENT

This Amendment No. 1 to

the Credit Agreement (this “Amendment”) is made as of September 11, 2007, by and among Standex International Corporation, a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”) party hereto and KeyBank National Association, as administrative agent (in such capacity as administrative agent, the “Administrative Agent”) for the Lenders.

RECITALS:

A.

The Borrower, the Administrative Agent and the Lenders are parties to the Credit Agreement dated as of December 23, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.

The Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof in the manner and to the extent set forth therein.

C.

Each capitalized term used herein and not defined shall be defined in accordance with the Credit Agreement.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders agree as follows:

1.

Addition of Definitions.  Section 1.01 of the Credit Agreement is hereby amended by inserting therein the following new definitions in correct alphabetical order:

“First Amendment” means Amendment No. 1 to the Credit Agreement, dated as of September 11, 2007, among the Borrower, the Administrative Agent and the Lenders.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

2.

Amendment of Definition of “Applicable Facility Fee Rate”.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Facility Fee Rate” in its entirety as follows:

 “Applicable Facility Fee Rate” means:

(i)

On the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the Applicable Facility Fee Rate shall be 17.5 basis points;

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(ii)

Commencing with the fiscal quarter of the Borrower ended on March 31, 2006, and continuing with each fiscal quarter thereafter through and including the fiscal quarter ended June 30, 2007, the Administrative Agent shall determine the Applicable Facility Fee Rate in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Facility Fee Rate
Greater than or equal to 3.00 to 1.00	20.00 bps
Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	17.50 bps
Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	15.00 bps
Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	12.50 bps
Less than 1.50 to 1.00	10.00 bps

(iii)

Commencing with the fiscal quarter of the Borrower ended on September 30, 2007, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Facility Fee Rate in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Facility Fee Rate
Greater than or equal to 3.50 to 1.00	25.00 bps
Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	20.0 bps
Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	17.50 bps
Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	15.00 bps
Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	12.50 bps
Less than 1.50 to 1.00	10.00 bps

(iv)

Changes in the Applicable Facility Fee Rate based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate required pursuant to Section 6.01(c), demonstrating the computation of the Leverage Ratio.  Notwithstanding the foregoing, during any period when (A) the Borrower has failed to deliver timely its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate required pursuant to Section 6.01(c) or (B) an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Leverage Ratio at such time.  The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

3.

Amendment of Definition of “Applicable Margin”.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” in its entirety as follows:

“Applicable Margin” means:

(i)

On the Closing Date and thereafter, until changed in accordance with the following provisions, the Applicable Margin shall be (A) 105.00 basis points for Base Rate Loans and Swing Loans, and (B) 87.5 basis points for Eurodollar Loans;

(ii)

Commencing with the fiscal quarter of the Borrower ended on March 31, 2006, and continuing with each fiscal quarter thereafter through and including the fiscal quarter ended June 30, 2007, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans and Swing Loans	Applicable Margin for Eurodollar Loans
Greater than or equal to 3.00 to 1.00	125.00 bps	105.00 bps
Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	105.00 bps	87.50 bps
Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	92.50 bps	77.50 bps
Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	82.50 bps	70.00 bps
Less than 1.50 to 1.00	62.50 bps	52.50 bps

(iii)

Commencing with the fiscal quarter of the Borrower ended on September 30, 2007, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans and Swing Loans	Applicable Margin for Eurodollar Loans
Greater than or equal to 3.50 to 1.00	150.00 bps	125.00 bps
Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	125.00 bps	105.00 bps
Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	105.00 bps	87.50 bps
Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	92.50 bps	77.50 bps
Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	82.50 bps	70.00 bps
Less than 1.50 to 1.00	62.50 bps	52.50 bps

(iv)

Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate in accordance with Section 6.01(c), demonstrating the computation of the Leverage Ratio.  Notwithstanding the foregoing provisions, during any period when (A) the Borrower has failed to deliver timely its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate in accordance with Section 6.01(c), or (B) an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Leverage Ratio at such time.  The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

4.

Amendment of Definition of “Revolving Facility Termination Date”.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Facility Termination Date” in its entirety as follows:

“Revolving Facility Termination Date” means the earlier of (i) September 11, 2012, or (ii) the date that the Commitments have been terminated pursuant to Section 8.02.

5.

Amendment to Section 7.07(b).  Section 7.07(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Leverage Ratio.  From the Closing Date through the fiscal quarter of the Borrower ending June 30, 2007, the Brower will not permit at any time the Leverage Ratio to be greater than 3.50 to 1.00.  Thereafter, beginning with the fiscal quarter of the Borrower commencing July 1, 2007, the Borrower will not permit the Leverage Ratio to be greater than the respective ratio specified below at any time during the applicable period set forth opposite such ratio:

Period	Maximum Ratio
July 1, 2007 through September 30, 2007	4.00 to 1.00
October 1, 2007 through December 31, 2007	3.75 to 1.00
January 1, 2008 and thereafter	3.50 to 1.00

6.

Amendment to Section 7.07(c).  Section 7.07(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Interest Coverage Ratio.  From the Closing Date through the fiscal quarter of the Borrower ending June 30, 2007, the Brower will not permit at any time Interest Coverage Ratio to be less than 3.50 to 1.00.  Thereafter, beginning with the fiscal quarter of the Borrower commencing July 1, 2007, the Borrower will not permit the Interest Coverage Ratio to be less than the respective ratio specified below at any time during the applicable period set forth opposite such ratio:

Period	Minimum Ratio
July 1, 2007 through September 30, 2007	2.50 to 1.00
October 1, 2007 through December 31, 2007	2.00 to 1.00
January 1, 2008 through March 31, 2008	2.25 to 1.00
April 1, 2008 through June 30, 2008	2.50 to 1.00
July 1, 2008 and thereafter	3.00 to 1.00

7.

Conditions Precedent.  The amendments set forth above shall become effective on the date (the “First Amendment Effective Date”) the following conditions precedent are satisfied:

(a)

this Amendment has been executed by the Borrower, the Administrative Agent and the Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(b)

the Administrative Agent shall have received fully executed copies of amendments to each Note Purchase Agreement, in form and substance reasonably acceptable to the Administrative Agent, in each case providing amendments to the Note Purchase Agreements consistent with the amendments to the Credit Agreement contained herein; and

(c)

the Borrower shall have paid all reasonable fees and expenses of the Administrative Agent in connection with this Amendment.

1.

Representations and Warranties.  The Borrower hereby represents and warrants to Administrative Agent and the Lenders that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the organizational documents of the Borrower or any law applicable to the Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms.

2.

Reallocation of Commitments.  On the First Amendment Effective Date, the Commitment of each Lender shall be reallocated such that the Commitment of each Lender shall be as set forth on Schedule 1 to the Credit Agreement, which schedule is hereby amended and restated in its entirety in the manner set forth on Exhibit A hereto (“Amended Schedule 1”).  Any Lender executing this Amendment that was a Lender prior to the First Amendment Effective Date and is not identified on Amended Schedule 1 (each a “Departing Lender”) by signing this Amendment (a) hereby consents to this Amendment and (b) agrees that, effective as of the First Amendment Effective Date and upon receipt of payment from the Administrative Agent of an amount equal to the amount of the Obligations owing to such Departing Lender as of the First Amendment Effective, such Departing Lender shall be deemed to have assigned all of its Commitment and the Loans made by it to the other Lenders in accordance with Section 11.06(c) of the Credit Agreement pursuant to an Assignment Agreement, which Commitments and Loans shall be reallocated and re-advanced on the First Amendment Effective Date by the Administrative Agent to such other Lenders in a manner resulting in the allocation of Commitments as set forth on Amended Schedule 1.

3.

Credit Agreement Unaffected.  Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

4.

Waiver.  The Borrower, by signing below, hereby waives and releases, to the fullest extent permitted by applicable law, the Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.

Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

6.

Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT.  Any legal action or proceeding with respect to this Amendment may be brought in the Supreme Court of the State of New York sitting in New York County or in the United States District Court of the Southern District of New York, and, by execution and delivery of this Amendment, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

(b)

The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment brought in the courts referred to in Section 13(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)

EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

(Signature page follows.)

2

Standex Amendment No. 1

CLI-1481652v12

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

STANDEX INTERNATIONAL CORPORATION By: /s/ Christian Storch Name: Christian Storch Title: Vice President/CFO
KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender By: /s/ Thomas J. Purcell Name: Thomas J. Purcell Title: Senior Vice President

LENDERS:

BANK OF AMERICA, N.A. By: /s/ Stephen F. O'Sullivan Name: Stephen F. O'Sullivan Title: Senior Vice President
CITIZENS BANK OF MASSACHUSETTS By: /s/ Fanghui Helen Ye Name: Fanghui Helen Ye Title: Assistant Vice President
SOVEREIGN BANK By: /s/ Brian Gallagher Name: Brian Gallagher Title: Senior Vice President
T.D. BANKNORTH, N.A. By: /s/ John Mercier Name: John Mercier Title: Senior Vice President
THE BANK OF NOVA SCOTIA By: /s/ Todd Meller Name: Todd Meller Title: Managing Director
JPMORGAN CHASE BANK, N.A. By: /s/ Kenneth Coons Name: Kenneth Coons Title: Underwriter

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CLI-1481652

DEPARTING LENDERS:

BANK HAPOALIM BM By: /s/ James P. Surless Name: James P. Surless Title: Vice President By: /s/ Charles McLaughlin Name: Charles McLaughlin Title: Senior Vice President

LLOYDS TSB BANK PLC

By:

/s/  Windsor R. Davies

Name:

Windsor R. Davies

Title:

Managing Director

Corporate Banking, U.S.A.

By:

/s/  Carlos Lopez

Name:

Carlos Lopez

Title:

Associate Director,

Corporate Banking, U.S.A.

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CLI-1481652

EXHIBIT A

Schedule 1

Lenders and Commitments

Lender	Revolving Commitment	Revolving Facility Percentage as of the Closing Date
KeyBank National Association	$35,000,000	23.33%
Sovereign Bank	$30,000,000	20.00%
Bank of America, N.A.	$25,000,000	16.67%
Citizens Bank of Massachusetts	$20,000,000	13.33%
T.D. Banknorth, N.A.	$15,000,000	10.00%
JPMorgan Chase Bank, N.A.	$15,000,000	10.00%
Bank of Nova Scotia	$10,000,000	6.67%
Total:	$150,000,000	100.00%

Endnotes

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